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                                                                     EXHIBIT 5.1

                                PATTON BOGGS LLP
                               1660 Lincoln Street
                                   Suite 1900
                             Denver, Colorado 80264

                                 (303) 830-1776

                                December 28, 1999


ClearWorks.net, Inc.
2450 Fondren, Suite 200
Houston, Texas 77063

Gentlemen and Ladies:

         We have acted as counsel for ClearWorks.net, Inc., a Delaware corporation (the "Company"), in connection with preparation of the Company's Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, concerning registration of the transfer of up to an aggregate of 12,000,000 shares (the "Shares"), consisting of (1) 10,000,000 shares of the Company's $.001 par value common stock (the "Common Stock") by certain stockholders of the Company (the "Selling Stockholders") and (2) 2,000,000 shares of Common Stock to be issued upon the exercise of warrants to purchase Common Stock (the "Warrants"). The Shares will be acquired by the selling stockholders pursuant to grants of share awards (the "Awards") and warrants, respectively, under the Company's 1999 Long-Term Incentive Plan and the 1998 Stock Warrant Plan (the "Plans").

         We have examined the Plans of the Company concerning the registration described above. In addition, we have examined such other certificates, agreements, documents and papers, and we have made such other inquiries and investigations of law as we have deemed appropriate and necessary in order to express the opinion set forth in this letter. In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, photostatic, or conformed copies and the authenticity of the originals of all such latter documents. In addition, as to certain matters we have relied upon certificates and advice from various state authorities and public officials, and we have assumed the accuracy of the material and the factual matters contained herein.

         Subject to the foregoing and on the basis of the aforementioned examinations and investigations, it is our opinion that the Awards and the Shares, when issued as contemplated by the Plans and the Registration Statement, will have been legally issued, fully paid and non-assessable.

         We hereby consent (a) to all references to this firm in the Registration Statement; and (b) to the filing of this opinion as an exhibit to the Registration Statement.

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         This opinion is to be used solely for the purpose of the registration of the Common Stock and may not be used for any other purpose.


                                         Very truly yours,

                                         /s/ PATTON BOGGS LLP
                                         --------------------
                                         PATTON BOGGS LLP

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